EXHIBIT 99.1

        Geron Corporation Reports 2004 Second Quarter Results

    MENLO PARK, Calif.--(BUSINESS WIRE)--July 30, 2004--Geron Corporation (Nasdaq:GERN) today reported financial results for the three and six months ended June 30, 2004.
    For the second quarter of 2004, the company reported a net loss of $8.9 million or $(0.20) per share compared to $9.3 million or $(0.32) per share in the second quarter of 2003. Net loss for the first six months of 2004 was $60.6 million or $(1.41) per share compared to $17.2 million or $(0.63) per share for the same period in 2003.
    Revenues for the second quarter of 2004 were $366,000 compared to $285,000 for the comparable period in 2003. Revenues for the second quarter of 2004 included royalty revenues under license agreements with companies for sales of telomerase detection and measurement kits, and license fee revenues recognized from license agreements with multiple companies for nuclear transfer and telomerase technology. The increase in revenue in 2004 reflected new license agreements for Geron's telomerase technology signed during the second quarter of 2004.
    Operating expenses for the second quarter of 2004 were $9.5 million compared to $8.9 million for the comparable period in 2003. The increase in operating expenses is the net result of reduced research related costs and increased accounting and legal expenses associated with additional regulatory compliance related to the Sarbanes-Oxley Act, with the Kirin litigation described below, and with various corporate transactions. The increase in operating expenses for the six month period of 2004 was attributable to a non-cash charge of $45.2 million to acquire in-process research technology, which resulted from the licensing of technology rights from Merix Bioscience, Inc.

    Second Quarter 2004 Highlights:

    -- Geron granted rights to XenoTrans Ltd. for nuclear transfer technology to produce transgenic pigs. XenoTrans' strategy is to produce genetically modified pigs for the purpose of generating organs suitable for transplantation into humans.

    -- In April 2004, Kirin Brewery Co., Ltd. had filed a lawsuit against Geron in the U.S. District Court for the Northern District of California. The lawsuit alleged interference with contract and interference with Kirin's prospective business advantage in connection with Geron's recent acquisition of rights from Merix Bioscience, Inc. for the development of cancer vaccines. In June 2004, Kirin and Geron resolved the litigation between them. The settlement did not involve any payment or transfer of intellectual property rights or any other conveyance of value by either party to the other and has no effect on the existing license agreement between Geron and Merix. The lawsuit has been dismissed.

    -- Geron granted to American Type Culture Collection a non-exclusive license to create and distribute cell lines immortalized with human telomerase reverse transcriptase
        (hTERT), and the hTERT gene itself, to the research-use-only market.

    -- Nature Biotechnology published research results that identify genes active in human embryonic stem cells (hESCs) and in hESCs undergoing differentiation. The work was performed under Geron's prior collaboration with Celera Genomics Group. This information will facilitate derivation of useful differentiated cell types for therapy, and may also lead to the development of novel tools for drug discovery.

    -- Geron, CXR Biosciences Ltd. and the Roslin Institute formed a collaboration to develop and commercialize hESC-derived hepatocytes for use in in vitro assays of drug metabolism and toxicity.

    -- At the American Society of Clinical Oncology annual meeting, Johannes Vieweg, M.D., of Duke University Medical Center presented new positive results from a Phase I/II clinical trial of Geron's telomerase therapeutic vaccine in metastatic prostate cancer. The results showed that the vaccinations induced vigorous immune responses without treatment-related side effects and the high-dose patient group showed statistically significant increase in PSA doubling time.

    -- In June 2004, Geron announced the termination of the license and collaboration agreement between Geron and Kyowa Hakko and the return of the Asian territory development and marketing rights for telomerase inhibitors that had been granted to Kyowa Hakko. Geron now holds all worldwide product rights for telomerase inhibition.

    Geron is a biopharmaceutical company focused on developing and commercializing therapeutic and diagnostic products for cancer based on its telomerase technology, and cell-based therapeutics using its human embryonic stem cell technology.

    This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of Geron's technology constitute forward-looking statements involving risks and uncertainties, including without limitation, risks inherent in the development and commercialization of potential products, reliance on collaborators, need for additional capital, need for regulatory approvals or clearances, and the maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron's periodic reports, including the quarterly report on Form 10-Q for the quarter ended March 31, 2004.

    Additional information about the company can be obtained at http://www.geron.com.

    Financial table follows.


                           GERON CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

                      THREE MONTHS ENDED         SIX MONTHS ENDED
                           JUNE 30,                  JUNE 30,
                      2004         2003         2004         2003
(In thousands,        ----         ----         ----         ----
 except share and
 per share amounts)

Revenues from
 collaborative
 agreements                $--          $36         $ --         $ 72
License fees and
 royalties                 366          249          614          475
                  ------------- ------------ ------------ ------------
   Total revenues          366          285          614          547

Operating
 expenses:
  Research and
   development           7,481        7,673       13,199       14,523
   Acquired in-
    process
    research
    technology              --           --       45,150           --
  General and
   administrative        2,053        1,265        3,444        2,721
                  ------------- ------------ ------------ ------------
 Total operating
  expenses               9,534        8,938       61,793       17,244
                  ------------- ------------ ------------ ------------
Loss from
 operations             (9,168)      (8,653)     (61,179)     (16,697)

Interest and
 other income              385          394          883          670
Debenture
 conversion
 expense                    --         (779)          --         (779)
Interest and
 other expense            (162)        (250)        (332)        (414)
                  ------------- ------------ ------------ ------------
Net loss               $(8,945)     $(9,288)    $(60,628)    $(17,220)
                  ============= ============ ============ ============

Basic and diluted
 net loss per
 share                  $(0.20)      $(0.32)      $(1.41)      $(0.63)
                  ============= ============ ============ ============
Weighted average
 shares used in
 calculation of
 basic and
 diluted net loss
 per share          45,264,590   29,452,031   42,857,203   27,193,803
                  ============= ============ ============ ============


                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                          JUNE 30,       DECEMBER 31,
(In thousands)                             2004             2003
                                       --------------   --------------
                                        (Unaudited)        (Note 1)
Current assets:
  Cash, restricted cash and cash
   equivalents                                $8,556          $13,353
  Marketable securities                       85,920           96,427
  Interest and other receivables               5,122            1,146
  Other current assets                         4,236              882
                                       --------------   --------------
Total current assets                         103,834          111,808

Property and equipment, net                    2,035            1,684
Deposits and other assets                        713              804
Intangible assets                              2,387            3,819
                                       --------------   --------------
                                            $108,969         $118,115
                                       ==============   ==============

Current liabilities                           $9,081           $9,825
Noncurrent liabilities                           902            1,966
Stockholders' equity                          98,986          106,324
                                       --------------   --------------
                                            $108,969         $118,115
                                       ==============   ==============

Note 1: Derived from audited financial statements included in Geron's Annual Report on Form 10-K, filed with the SEC.


    CONTACT: Geron Corporation
             David L. Greenwood, 650-473-7765